SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 5, 2004

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	95-4249153

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

Item 5. Other Corporate Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Corporate Events

     On August 5, 2004, SIPEX Corporation (the “Registrant”) announced that it had entered into an agreement (the “Modification Agreement”) with Rodfre Lending LLC (“Rodfre Lending”) and Rodfre Holding LLC, both affiliates of the Registrant’s largest distributor, Future Electronics Inc. (“Future”). Pursuant to the Modification Agreement, Rodfre Holding has exercised an outstanding warrant (the “Warrant”) to purchase 900,000 shares of the Registrant’s common stock at an exercise price of $2.9458 per share, for an aggregate payment of $2,651,220. The Registrant issued the Warrant to an affiliate of Future in connection with the issuance of a $12,000,000 convertible note in September 2002, which the affiliates of Future converted to common stock of the Registrant in February 2004.

     The Modification Agreement also amends the Registration and Standstill Agreement (the “Registration and Standstill Agreement”) dated as of June 20, 2003 by and among the Registrant, Future and an affiliate of Future to provide that the affiliates of Future may beneficially hold the lesser of (i) 49% of the Registrant’s issued and outstanding voting capital stock and (ii) 42.5% of the Registrant’s issued and outstanding voting capital stock, measured on a “Fully Diluted Basis,” as defined in the Registration and Standstill Agreement. “Fully Diluted Basis” is defined using the following equation: the numerator includes all voting capital stock and securities convertible into or exercisable for voting capital stock held by the affiliates of Future and the denominator is the greater of (i) all shares of the Registrant’s voting capital stock outstanding or issuable upon the exercise or conversion of vested securities convertible into or exercisable for voting capital stock and (ii) 40,000,000 (as adjusted for stock dividends, splits or like transactions).

     The Modification Agreement is attached as Exhibit 99.1 hereto. On August 5, 2004, the Registrant issued a press release announcing the execution of the Modification Agreement. The full text of the press release is attached as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Modification Agreement dated as of August 5, 2004 by and among the Registrant, Rodfre Lending LLC and certain of its affiliates.
99.2	Press release dated August 5, 2004, announcing the execution of the Modification Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION
(Registrant)

Dated: August 6, 2004	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number
99.1	Modification Agreement dated as of August 5, 2004 by and among the Registrant, Rodfre Lending LLC and certain of its affiliates.

99.2	Press release dated August 5, 2004, announcing the execution of the Modification Agreement.